UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009

Exact Name of Registrant as
in Charter; State or Other Jurisdiction
Incorporation; Address of Principal
	Executive Offices and Telephone	IRS Employer
Commission File Number	Number Including area code	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation) 400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant or, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Equity Grant to Director

On December 15, 2009, the Human Resources Committee (the “Committee”) of the Board of Directors of Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”) approved a grant of 1,600 shares of Pinnacle West common stock to Dr. Denis Cortese, effective January 1, 2010. This grant was made in connection with Dr. Cortese’s appointment to the Board of Directors on September 22, 2009. Dr. Cortese will also participate in the compensation arrangements for non-employee directors described on page 9 of the Pinnacle West Proxy Statement for its Annual Meeting of Shareholders held on May 20, 2009 (the “2009 Proxy Statement”).

(e) 2010 Incentive Plans

On December 15, 2009, the Committee approved the Pinnacle West 2010 Annual Incentive Award Plan (the “PNW Plan”), which provides an incentive award opportunity for Donald E. Brandt, the Chairman of the Board, Chief Executive Officer and President of Pinnacle West and the Chairman of the Board and Chief Executive Officer of Arizona Public Service Company (“APS”). On December 16, 2009, the Board of Directors of Pinnacle West, acting on the recommendation of the Committee, approved the APS 2010 Annual Incentive Award Plan (the “APS Plan”) and the 2010 APS Palo Verde Employee Incentive Plan (the “Palo Verde Plan”), which provide incentive award opportunities for Pinnacle West and APS employees, including the following “named executive officers” from the 2009 Proxy Statement: James R. Hatfield, Senior Vice President, Chief Financial Officer and Treasurer; Randall K. Edington, Executive Vice President and Chief Nuclear Officer of APS; and Steven M. Wheeler, Executive Vice President, Customer Service and Regulation, of APS. The PNW Plan, the APS Plan, and the Palo Verde Plan are referred to collectively herein as the “2010 Plans.”

No incentive payments will be awarded under the 2010 Plans unless Pinnacle West, with respect to Mr. Brandt, and APS, with respect to Messrs. Hatfield, Wheeler and Edington, achieves a specified threshold earnings level. The Committee may evaluate the impacts of unusual or nonrecurring adjustments to earnings in determining whether any earnings level has been met for purposes of the 2010 Plans, and the impacts of any sale or disposal of assets will be excluded for purposes of the PNW Plan.

The award opportunity for Mr. Brandt under the PNW Plan is based on the achievement of specified 2010 Pinnacle West earnings levels. The award achieved may be further adjusted by the Committee based upon its evaluation of Mr. Brandt’s individual performance. Mr. Brandt has an award opportunity of up to 50% of his base salary if the threshold earnings level is met, up to 100% of his base salary if a target earnings level is met, and up to 150% of his base salary if a maximum earnings level is met, before adjustment for individual performance. In considering Mr. Brandt’s individual performance, the Committee may take into account factors such as shareholder value, financial strength, operating performance, development and execution of corporate strategy and safety.

The award opportunities for Messrs. Hatfield and Wheeler under the APS Plan are based on the achievement of specified 2010 APS earnings levels and specified business unit performance goals. The awards achieved may be further adjusted by the Committee, with input from the Chief Executive Officer, based upon its evaluation of each officer’s individual performance. Each officer has a target award opportunity of up to 50% of his base salary. He may earn less than the target amount or more, up to a maximum award opportunity of up to 100% of his base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance measures that will be considered for Mr. Hatfield and Mr. Wheeler are derived from APS’ five critical areas of focus as provided in its Strategic Framework: customers and communities, employees, environmental stewardship, operational excellence and shareholder value. In considering each officer’s individual performance, with input from the Chief Executive Officer, the Committee may take into account factors such as effective cost and financial management, APS’ financial strength, operational performance, customer service, regulatory processes and safety.

The award opportunity for Mr. Edington under the Palo Verde Plan is based on the achievement of specified 2010 APS earnings levels and specified business unit performance goals. Mr. Edington has an award opportunity of 25% of his base salary up to 100% of his base salary depending on the achievement of the earnings and business unit performance goals separately or in combination. The business unit performance indicators that will be considered for Mr. Edington are in the areas of safety, employee performance, achievement of operational metrics for the Palo Verde Nuclear Generating Station, performance improvement in key areas, and cost management.

In no event may any individual award under the PNW Plan or the APS Plan exceed 200% of the target payout level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: December 21, 2009	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President, Chief Financial Officer and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: December 21, 2009	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President, Chief Financial Officer and Treasurer